Exhibit 10.1

December 8, 2019

Monocle Acquisition Corporation

Monocle Holdings Inc.

750 Lexington Avenue, Suite 1501
New York, NY 10022
Attn: Eric Zahler

COMMITMENT LETTER
$150 MILLION SENIOR SECURED CREDIT FACILITY

Ladies and Gentlemen:

Wells Fargo Bank, N.A. (“Wells Fargo”) and PNC Bank, National Association (“PNC” and together with Wells Fargo, the “Commitment Parties” or “we” or “us”) understand that Monocle Acquisition Corporation, a Delaware corporation (“Monocle”), has formed a wholly-owned subsidiary, Monocle Holdings Inc., a Delaware corporation (“Newco” and together with Monocle, the “Recipients” or “you”), to acquire (the “Acquisition”), directly or indirectly, 100% of the equity interests of AerSale Corp., formerly known as AerSale Holdings, Inc. (“AerSale Corp.”). The Acquisition is expected to be accomplished by means of an Agreement and Plan of Merger whereby (i) Monocle will merge with and into a wholly-owned subsidiary of Newco and (ii) AerSale Corp. will merge with and into an indirect wholly-owned subsidiary of Newco. We understand that you would like to obtain financing for Newco, and after consummation of the Acquisition, AerSale, Inc. and certain other subsidiaries of AerSale Corp. (individually and collectively, the “Company”) in order to (a) finance a portion of the consideration payable in connection with the consummation of the Acquisition, (b) refinance and/or rearrange certain of the Company’s existing indebtedness, (c) finance general corporate purposes of the Company, and (d) pay fees and expenses associated with the Acquisition and related transactions (the “Transactions”). You have informed us that the projected sources and uses (the “Sources and Uses”) for the debt and equity financing of the Transactions are as set forth on Annex A hereto (which are subject to change in accordance with clause (c) of the first paragraph of the “Conditions” section below).

We are pleased to provide you with this commitment letter and the annexes attached hereto (the “Commitment Letter”) and the term sheet and the annexes attached thereto (the “Term Sheet”) which establish the terms and conditions under which (i) Wells Fargo commits to provide to the Company $75,000,000 of a senior secured credit facility and (ii) PNC commits to provide to the Company $75,000,000 of such senior secured credit facility. The commitments of the Commitment Parties hereunder are several and not joint. We, individually and not jointly, hereby commit to provide you with our respective committed portions of the Facility, subject only to the satisfaction or waiver of the conditions set forth in this Commitment Letter under the heading “Conditions” and those set forth on Annex B-1 of the Term Sheet. The parties acknowledge that the Term Sheet and this Commitment Letter, summarize all of the substantive covenants, representations, and events of default (but do not purport to summarize all of the other provisions) that will be contained in the definitive documentation for the Facility. The parties agree that such covenants, representations, warranties and other provisions (to the extent not already addressed in the Term Sheet or this Commitment Letter) will be as set forth in that certain Amended and Restated Credit Agreement, dated as of July 20, 2018, by and among Wells Fargo, as Administrative Agent, Lead Arranger and Book Runner, the lenders that are party thereto, AerSale Corp. and the Company (the “Existing Credit Agreement”) and otherwise subject to the Documentation Considerations (as defined in the Term Sheet) and that the Facility will be documented as a further amendment and restatement of the Existing Credit Facility.

Monocle Acquisition Corporation
Monocle Holdings Inc.

December 8, 2019

Confidentiality

(a)       You agree that this Commitment Letter (including the Term Sheet) is for your confidential use only and that neither its existence, nor the terms hereof or thereof, will be disclosed by you to any person other than your officers, directors, employees, accountants, attorneys, and other advisors, and then only on a “need-to-know” basis in connection with the Transactions contemplated hereby and on a confidential basis. The foregoing notwithstanding, following your acceptance of this Commitment Letter in accordance herewith, you may (i) provide a copy hereof (including the Term Sheet and the fee letter dated the date hereof (the “Fee Letter”) to the Company (so long as it agrees not to disclose this Commitment Letter (including the Term Sheet) and the Fee Letter other than to its affiliates, officers, directors, employees, accountants, attorneys, and other advisors, and then only on a “need to know” basis in connection with the Transactions contemplated hereby and on a confidential basis), and (ii) file or make such other public disclosures of the terms and conditions hereof (including the Term Sheet, but not including the Annex A-I or the Fee Letter) as you are required by law, in the opinion of your counsel, to make.

(b)       Each Commitment Party agrees that material, non-public information regarding AerSale Corp., the Company and its subsidiaries, their operations, assets, and existing and contemplated business plans shall be treated by such Commitment Party in a confidential manner, and shall not be disclosed by such Commitment Party to persons who are not parties to this Commitment Letter, except: (i) to our respective officers, directors, employees, attorneys advisors, accountants, auditors, and consultants to any Commitment Party on a “need to know” basis in connection with Transactions contemplated hereby and on a confidential basis, (ii) to subsidiaries and affiliates of any Commitment Party, provided that any such subsidiary or affiliate shall have agreed to receive such information hereunder subject to the terms of this clause (b), (iii) as may be required by regulatory authorities so long as such authorities are informed of the confidential nature of such information, (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, provided that prior to any disclosure under this clause (iv), the disclosing party agrees to provide you with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to you pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation, (v) as may be agreed to in advance by you, (vi) as requested or required by any governmental authority pursuant to any subpoena or other legal process, provided that prior to any disclosure under this clause (vi) the disclosing party agrees to provide you with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to you pursuant to the terms of the subpoena or other legal process, (vii) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by a Commitment Party), (viii) in connection with any proposed permitted assignment or participation of any Commitment Party’s interest in the Facility, provided that any such proposed assignee or participant shall have agreed to receive such information subject to the terms of this clause (b), and (ix) in connection with any litigation or other adverse proceeding involving parties to this Commitment Letter; provided that prior to any disclosure to a party other than a party to this Commitment Letter, the Lenders (as defined in the Term Sheet), their respective affiliates and their respective counsel under this clause (ix) with respect to litigation involving a party other than the parties to this Commitment Letter, the Lenders, and their respective affiliates, the disclosing party agrees to provide you with prior notice thereof.

Monocle Acquisition Corporation
Monocle Holdings Inc.

December 8, 2019

(c)       Anything to the contrary in this Commitment Letter notwithstanding, each Recipient agrees, on behalf of itself and the Company, that (i) Wells Fargo shall have the right to provide information concerning the Facility to loan syndication and reporting services, and (ii) that the Projections, the Marketing Materials and all other information provided by or on behalf of you, the Company and your and their affiliates to Wells Fargo regarding, Recipients, the Company and their respective affiliates, the Transactions and the other transactions contemplated hereby in connection with the Facility may be disseminated by or on behalf of Wells Fargo to prospective lenders and other persons, who have agreed to be bound by customary confidentiality undertakings (including, “click-through” agreements), all in accordance with Wells Fargo’s standard loan syndication practices (whether transmitted electronically by means of a website, e-mail or otherwise, or made available orally or in writing, including at potential lender or other meetings). You (and you will cause the Company to) hereby further authorize Wells Fargo to download copies of each Recipient’s and the Company’s logos from their respective websites and post copies thereof on SyndTrak® or similar workspace and use the logos on any confidential information memoranda, presentations and other Marketing Materials prepared in connection with the syndication of the Facility.

Costs and Expenses

In consideration of the issuance of this letter by the Commitment Parties and recognizing that in connection with the Transactions the Commitment Parties have been and will be incurring costs and expenses (including, without limitation, fees and disbursements of counsel, search and filing fees, costs and expenses of due diligence, transportation, duplication, messenger, appraisal, audit, syndication (including the costs and expenses related to Lender Meetings (as hereinafter defined), if necessary), and consultant costs and expenses), you hereby agree to pay or reimburse the Commitment Parties, on the earlier of the Closing Date or the date of termination of this Commitment Letter, for all of such reasonable and documented costs and expenses (including, for the avoidance of doubt, costs and expenses associated with the accordion referenced in the Term Sheet), regardless of whether the Transactions are consummated (other than in connection with a termination of this Commitment Letter as a result of Commitment Parties’ breach of their lending commitments hereunder); provided, that the aggregate amount of fees, costs and expenses for which you shall be liable hereunder shall not exceed (a) with respect to Wells Fargo, $400,000 through the closing of the Facility and (b) with respect to PNC, $15,000 through the closing of the Facility (collectively, the “Expenses”). In order to enable you to understand the extent of your obligations under this paragraph, Wells Fargo agrees (a) to provide telephonic updates as to the estimated accrued amount of costs and expenses payable by you to Wells Fargo pursuant to the preceding paragraph from time to time at your request, and (b) to advise you if Wells Fargo’s Expenses are at or about $150,000. You also agree to pay all costs and expenses of the Commitment Parties (including, without limitation, fees and disbursements of counsel) incurred in connection with the enforcement of any of their rights and remedies hereunder.

Monocle Acquisition Corporation
Monocle Holdings Inc.

December 8, 2019

Indemnification

Each Recipient agrees to indemnify, defend, and hold harmless each Commitment Party, each of their respective affiliates, and each of their and their affiliates’ respective officers, directors, employees, agents, advisors, attorneys, and representatives (each, an “Indemnified Person”) as set forth on Annex C hereto. The parties agree that the indemnification (and other) provisions shall be as set forth on Annex C and those provisions are incorporated herein by this reference.

Syndication

The parties agree that the syndication provisions shall be as set forth on Annex B hereto and those provisions are incorporated herein by this reference.

Conditions

The commitments of the Commitment Parties to provide the Facility shall be subject only to (a) the execution and delivery of definitive documentation for the Facility containing terms that are materially consistent with the terms and conditions set forth herein and in the Term Sheet (subject to the Documentation Considerations) and Fee Letter, subject to the Certain Funds Provisions (the “Loan Documents”), (b) since December 31, 2018, there has not occurred any Material Adverse Effect (as that term is defined in the Agreement and Plan of Merger relative to the Acquisition dated December 8, 2019 (as in effect on the date hereof and with such changes thereto as are not materially adverse to the interests of the Lenders or are otherwise consented to by the Commitment Parties, the “Acquisition Agreement”)), (c) the absence of any change, in any material respect, to the Sources and Uses, and (d) the satisfaction of the terms and conditions set forth above in this paragraph and in Annex B-1 to the Term Sheet.

Notwithstanding anything in this Commitment Letter, the Term Sheet or any other letter agreement or other undertaking concerning the Facility to the contrary the following provisions (the “Certain Funds Provisions”) shall apply, (i) the only representations and warranties the accuracy of which shall be a condition to the availability of the Facility on the Closing Date shall be (A) the representations and warranties made by the AerSale Corp. in the Acquisition Agreement (provided that the inaccuracy of any such representation or warranty will not result in the failure of a condition unless Monocle and/or Newco has a right not to consummate the transactions contemplated by the Acquisition Agreement or to terminate their obligations under the Acquisition Agreement as a result of a breach of such representations and warranties after giving effect to any notice or cure periods) (such representations described in this subclause (A), the “Acquisition Agreement Representations”), and (B) the Specified Representations (as defined below), and (ii) the terms of the Loan Documents shall be subject to the Documentation Considerations and in any event shall be in a form that they do not impair the availability of the Facility on the Closing Date if the conditions set forth in this section entitled “Conditions” are met and contain no conditions precedent to the funding of the Facility on the Closing Date other than those set forth in this section entitled “Conditions”, the satisfaction of which shall obligate the Commitment Parties, in accordance with their respective commitments, to provide the Facility on the terms set forth in this Commitment Letter and the Term Sheet. For purposes hereof, "Specified Representations" means the representations and warranties set forth in the Loan Documents relating to organization, existence, power and authority, due authorization, execution, delivery, enforceability and non-contravention of the Loan Documents with the Loan Parties’ governing documents, compliance with the Patriot Act, applicable sanctions and anti-money laundering, anti-terrorism, anti-corruption, anti-bribery or similar laws, use of proceeds not violating OFAC, FCPA, and applicable sanctions, and anti-money laundering, anti-terrorism, anti-corruption and anti-bribery or similar laws, solvency (consistent with the solvency certificate attached as Annex E hereto), Federal Reserve Bank margin regulations, the Investment Company Act, and the perfection of the security interests granted in the collateral as of the Closing Date (subject to Permitted Liens (as defined in the Existing Credit Agreement)).

Monocle Acquisition Corporation
Monocle Holdings Inc.

December 8, 2019

Exclusivity

Unless we have breached or repudiated our lending commitment obligations hereunder, on or prior to May 31, 2020, you agree to work exclusively with us to consummate the debt financing for the Transactions and agree that you will not (a) engage in any discussions with any other lender or funding source regarding a debt financing alternative to the Facility, (b) provide any deposit to any other lender or funding source in connection with a debt financing alternative to the Facility, (c) solicit or accept a proposal or commitment from another lender or funding source in connection with a debt financing alternative to the Facility, or (d) otherwise permit or encourage another person to solicit a debt financing proposal or conduct due diligence in connection with a debt financing alternative to the Facility; provided, that this provision shall not restrict PJT Partners LP from working with you in connection with the FILO referenced in the Term Sheet. In consideration of such exclusivity, Wells Fargo agrees that it shall provide initial drafts of the loan agreement and guaranty and security agreement to you no later than the date that is ten days after the date this letter is counter-executed by the Recipients.

Information

In issuing this Commitment Letter, each Commitment Party is relying on the accuracy of the information furnished to it by or on behalf of Recipients and/or the Company and their affiliates, without independent verification thereof. You hereby represent that (a) all written information (other than forward looking information and projections of future financial performance and information of a general economic or industry nature and third party consultant reports) concerning the Company and its subsidiaries (the “Information”) that has been, or is hereafter, made available by or on behalf of any Recipient or the Company or their affiliates is, or when delivered shall be, when considered as a whole, complete and correct in all material respects and does not, or shall not when delivered, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in any material respect in light of the circumstances under which such statements have been made (after giving effect to all supplements and updates thereto), and (b) all projections that have been or are hereafter made available by or on behalf of any Recipient or the Company or their affiliates are, or when delivered shall be, prepared in good faith on the basis of information and assumptions that are believed by such Recipient to be reasonable at the time such projections were prepared; it being recognized by the Commitment Parties that projections of future events are not to be viewed as facts and actual results may vary significantly from projected results. The accuracy of the foregoing representation is not a condition to the availability of the Facility.

You agree that, if at any time prior to the Closing Date, you become aware that any of the representations and warranties in the preceding paragraph would be incorrect in any material respect, when taken as a whole, if the Information and the Projections were being furnished, and such representations were being made, at such time, then you will promptly supplement, or cause to be supplemented, the Information and the Projections so that such representations and warranties will be correct in all material respects under those circumstances.

Monocle Acquisition Corporation
Monocle Holdings Inc.

December 8, 2019

Sharing Information; Absence of Fiduciary Relationship; Affiliate Activities

You acknowledge that a Commitment Party or one or more of its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein or otherwise. You also acknowledge that neither Commitment Party has any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained by it from other companies.

Each Recipient further acknowledges and agrees that (a) no fiduciary, advisory or agency relationship between it, on the one hand, and any Commitment Party, on the other hand, is intended to be or has been created in respect of any of the transactions contemplated by this Commitment Letter, irrespective of whether any Commitment Party or one or more of its affiliates has advised or is advising you on other matters, (b) each Commitment Party, on the one hand, and each Recipient, on the other hand, have an arms-length business relationship that does not directly or indirectly give rise to, nor does any Recipient rely on, any fiduciary duty on the part of any Commitment Party, (c) each Recipient is capable of evaluating and understanding, and each Recipient understands and accepts, the terms, risks and conditions of the transactions contemplated by this Commitment Letter, (d) Recipients have been advised that the Commitment Parties and/or one or more of their respective affiliates is engaged in a broad range of transactions that may involve interests that differ from your interests and that no Commitment Party has any obligation to disclose such interests and transactions to any Recipient by virtue of any fiduciary, advisory or agency relationship, and (e) each Recipient waives, to the fullest extent permitted by law, any claims it may have against any Commitment Party for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that no Commitment Party shall have any liability (whether direct or indirect) to any Recipient in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of any Recipient, including your stockholders, employees or creditors. For the avoidance of doubt, the provisions of this paragraph apply only to the transactions contemplated by this Commitment Letter and the relationships and duties created in connection with the transactions contemplated by this Commitment Letter.

Each Recipient further acknowledges that the each Commitment Party or one or more of its affiliates are full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services.  In the ordinary course of business, each Commitment Party or one or more of its affiliates may provide investment banking and other financial services to, and/or acquire, hold or sell, for their respective own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, you, and the Company and other companies with which you or the Company may have commercial or other relationships.  With respect to any debt or other securities and/or financial instruments so held by any Commitment Party or one or more of its affiliates or any of their respective customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

Monocle Acquisition Corporation
Monocle Holdings Inc.

December 8, 2019

Trust Waiver

Each Commitment Party understands that Monocle is a blank check company formed for the purpose of consummating a business combination as described in Monocle’s final prospectus, dated February 6, 2019 (the “Prospectus”). Each Commitment Party further understands that Monocle has established a trust account maintained by Continental Stock Transfer & Trust Company acting as trustee in an amount of approximately $174.2 million (collectively, with the interest accrued from time to time thereon, the “Trust Account”) for the sole benefit of its public stockholders, and that Monocle does not have access to the funds in such Trust Account except under the circumstances set forth in the Prospectus. For and in consideration of Monocle agreeing to the matters set forth in this Commitment Letter, each Commitment Party agrees that if the Transactions are not consummated, no Commitment Party will have any right, title, interest or claim of any kind in or to (i) any monies in the Trust Account, (ii) assets of Monocle to the extent such right, title, interest or claim would impair the amounts in the Trust Account or (iii) assets distributed from the Trust Account to the public stockholders (each such right, title, interest or claim, a “Claim”), now or in the future, regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Commitment Letter or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability.

Governing Law, Etc.

This Commitment Letter, the Term Sheet, and the Fee Letter, the rights of the parties hereto or thereto with respect to all matters arising hereunder or related hereto, and any and all claims, controversies or disputes arising hereunder or related hereto shall be governed by, and construed in accordance with, the law of the State of New York; provided, that notwithstanding the preceding clause of this sentence and the governing law provisions of this Commitment Letter, it is understood and agreed that (x) the interpretation of the definition of “Material Adverse Effect” set forth in the Acquisition Agreement (and whether or not a Material Adverse Effect has occurred), (y) the determination of the accuracy of any Acquisition Agreement Representation and whether as a result of any inaccuracy thereof you or your applicable affiliate has the right to terminate your or their obligations under the Acquisition Agreement or to decline to consummate the Acquisition and (z) the determination of whether the Acquisition has been consummated in accordance with the terms of the Acquisition Agreement and, in any case, claims or disputes arising out of any such interpretation or determination or any aspect thereof, in each case, shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware as applied to the Acquisition Agreement, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that all claims, controversies, or disputes arising hereunder or hereto shall be tried and litigated only in the state courts, and to the extent permitted by applicable law, federal courts located in New York, New York and each of the parties hereto submits to the exclusive jurisdiction and venue of such courts relative to any such claim, controversy or dispute.

Waiver of Jury Trial

To the maximum extent permitted by applicable law, each party hereto irrevocably waives any and all rights to a trial by jury in respect of to any claim, controversy, or dispute (whether based in contract, tort, or otherwise) arising out of or relating to this letter or the Transactions contemplated hereby or the actions of any Commitment Party or any of its affiliates in the negotiation, performance, or enforcement of this Commitment Letter or the Transactions contemplated hereby or the actions of any Commitment Party or any of its affiliates in the negotiation, performance, or enforcement of this Commitment Letter. The parties also agree to the judicial reference provisions set forth on Annex D and agree that such provisions are incorporated herein by this reference.

Monocle Acquisition Corporation
Monocle Holdings Inc.

December 8, 2019

Patriot Act

Each Commitment Party hereby notifies you and the Company that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), each Commitment Party may be required to obtain, verify and record information that identifies the Loan Parties (as defined in the Term Sheet), which information includes the name, address, tax identification number and other information regarding the Loan Parties that will allow such Commitment Party to identify the Loan Parties in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. You agree to cause the Company to provide each Commitment Party, prior to the Closing Date, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.

Counterparts; Electronic Execution

This Commitment Letter (together with the Term Sheet and the Fee Letter) sets forth the entire agreement between the parties with respect to the matters addressed herein, supersedes all prior communications, written or oral, with respect to the subject matter hereof, and may not be amended or modified except in writing signed by the parties hereto. This Commitment Letter may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and all of which, taken together, shall constitute one and the same letter. Delivery of an executed counterpart of a signature page to this letter by telefacsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this letter. Except with respect to the assignment of commitments in connection with the syndication of the Facility contemplated by this Commitment Letter, this Commitment Letter shall not be assignable by any party hereto without the prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) of each other party hereto (any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto, and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and the Indemnified Persons. In the event that this Commitment Letter is terminated or expires, the Costs and Expenses, Indemnification, Confidentiality, Exclusivity, Sharing Information; Absence of Fiduciary Relationship; Affiliate Transactions, Governing Law, Etc., Waiver of Jury Trial provisions hereof and the Judicial Reference provisions set forth on Annex D shall survive such termination or expiration. Anything contained herein to the contrary notwithstanding, the obligations of the Recipients under this Commitment Letter, other than their obligations under the paragraph captioned “Syndication”, shall terminate at the time of the initial funding of the Facility.

Nothing contained herein shall limit or preclude any Commitment Party or any of its affiliates from carrying on any business with, providing banking or other financial services to, or from participating in any capacity, including as an equity investor, in any entity or person whatsoever, including, without limitation, any competitor, supplier or customer of any Recipient or the Company, or any of its or their respective affiliates, or any other entity or person that may have interests different than or adverse to such entities or persons. Neither any Commitment Party nor any of their respective affiliates has assumed or will assume an advisory, agency, or fiduciary responsibility in any Recipient’s or the Company’s or their respective affiliates’ favor with respect to any of the Transactions or the process leading thereto (irrespective of whether any Commitment Party or any of their respective affiliates has advised or is currently advising any such person on other matters).

Monocle Acquisition Corporation
Monocle Holdings Inc.

December 8, 2019

This Commitment Letter shall expire at 5:00 p.m. (California time) on December 10, 2020, unless prior thereto Wells Fargo has received a copy of this Commitment Letter and the Fee Letter signed by each Recipient. In the event the conditions to the initial funding of the Facility are not satisfied on or prior to May 31, 2020 (the “Closing Date”) then the Commitment Parties respective commitments to provide the Facility shall automatically expire on such date.

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If you elect to deliver your signed counterpart of this Commitment Letter by telecopier or other electronic transmission, please arrange for the executed original to follow by next-day courier.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Stacy Gottlieb
	Name:	Stacy Gottlieb
	Title:	Senior Vice President

Signature Page to Commitment Letter

1

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Michele Scafani
	Name:	Michele Scafani
	Title:	Senior Vice President

Signature Page to Commitment Letter

2

ACCEPTED AND AGREED TO
this 8th day of December, 2019

MONOCLE ACQUISITION CORPORATION

By:	/s/ Eric Zahler
	Name:	Eric Zahler
	Title:	President and Chief Executive Officer

MONOCLE HOLDINGS INC.

By:	/s/ Eric Zahler
	Name:	Eric Zahler
	Title:	President

Signature Page to Commitment Letter

3

ANNEX A

Sources and Uses

Sources		Uses
Monocle Cash in Trust(1)	$175	Cash Consideration to Existing AerSale Stockholders	$250
ABL Facility (New)	72	New Equity to Existing AerSale Stockholders	150
FILO / Junior Debt Facility (New)	-	Convertible Preferred Equity Issued to LGP(2)	-
Equity Issued to Existing AerSale Stockholders	150	Estimated Transaction Fees & Expenses	25
Convertible Preferred Equity Issued to LGP(2)	-	Cash to AerSale Balance Sheet at Closing	5
Cash on Balance Sheet	33	Total Uses	$430
Total Sources	$430

(1)	Assuming zero redemptions of Monocle Common Stock
(2)	Convertible Preferred Stock with conversion price of $12.50. Does not assume conversion of Convertible Preferred Stock Issued to AerSale Stockholders.

ANNEX B

Syndication Provisions

The Commitment Parties may syndicate the Facility to other lenders identified by Wells Fargo in consultation with you (which may not include any disqualified institutions to be mutually agreed between you and Wells Fargo). Any assignment by any Commitment Party prior to the closing of the Facility will be made in consultation with you. It is understood and agreed that notwithstanding any other provision hereof, the commencement, completion or success of any syndication is not a condition to the commitments hereunder.

It is agreed that Wells Fargo and PNC, acting alone or through or with an affiliate selected by it, will act as joint lead arrangers and bookrunners for any syndication of the Facility and that PNC shall be the syndication agent for the Facility. Wells Fargo will have “left” and “highest” placement in any and all marketing materials and documentation used in connection with the Facility and will be entitled to undertake the responsibilities typically associated with “left” and “highest” placement, including maintaining sole physical books in respect of the Facility. Wells Fargo will be entitled to act as sole agent for the Facility and will be entitled to perform the duties and exercise the authority customarily associated with such roles. Wells Fargo will be entitled to manage all aspects of any syndication of the Facility, including decisions as to the selection of prospective lenders to be approached and included, the timing of all offers to prospective lenders, the amount offered, the allocation and acceptance of prospective commitments, the amount of compensation payable to prospective lenders. You agree that no other agents, co-agents, arrangers or bookrunners will be appointed and no other titles will be awarded in connection with the Facility unless agreed to by Wells Fargo. You also agree that no lender will receive any compensation for its participation in the Facility except as expressly agreed to and offered by Wells Fargo. In addition, you agree that Wells Fargo shall have the right to provide customary information concerning the terms and conditions of the Facility to loan syndication and pricing reporting services, and to use the name, logos, and other insignia of the Company in any “tombstone” or comparable advertising, on its website or in other marketing materials of Wells Fargo.

You agree to cooperate, and cause the Company to cooperate, in such syndication process and use commercially reasonable efforts to assist Wells Fargo in forming a syndicate acceptable to Wells Fargo. Such assistance shall include but will not be limited to:

(a)	making senior management and representatives of the Company available to participate in meetings and to provide information to prospective lenders at such times and places as Wells Fargo may reasonably request,

(b)	ensuring that Wells Fargo’s syndication efforts benefit from the existing lending relationships of Recipients and the Company,

(c)	arranging for direct contact between senior management and other representatives and advisors of Recipients and the Company and the prospective lenders,

(d)	assisting, and causing the Company to assist, in the preparation of the Marketing Materials (as defined below); and

(e)	at your expense, if necessary, hosting, with Wells Fargo, one or more meetings of prospective lenders, and, in connection with any such lender meeting (a “Lender Meeting”), consulting with Wells Fargo with respect to the presentations to be made at any such Lender Meeting, making available appropriate officers and other representatives of the Company at such Lender Meetings, and rehearsing such presentations prior to such Lender Meetings, as reasonably requested by Wells Fargo.

To assist Wells Fargo in its syndication efforts, you agree to promptly prepare and provide to Wells Fargo such information with respect to Recipients, the Company, and the Transactions as Wells Fargo may reasonably request, including, without limitation, (a) financial information and projections as Wells Fargo may reasonably request, including a business plan for fiscal 2020 through fiscal 2023 on a monthly basis and a written analysis of the business and prospects of the Company and its subsidiaries for such period, all in form and substance reasonably satisfactory to Wells Fargo (the “Projections”), (b) a confidential information memorandum that includes information with respect to Recipients, the Company, and the Transactions as Wells Fargo may reasonably request, including the Projections, all in form and substance reasonably satisfactory to Wells Fargo (the “Marketing Materials”), and (c) a version of the Marketing Materials (the “Public Information Materials”) that does not contain Projections or other material non-public information concerning the Company, its respective affiliates or its securities for purposes of the United States federal and state securities laws (“Material Non-Public Information”). You hereby represent and warrant that, (i) all information included in the Marketing Materials (other than the Projections) that has been or is hereafter made available to Wells Fargo by any Recipient, the Company, or any of their respective representatives is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which such statements are made, and (ii) the Projections that have been or will be made available to Wells Fargo by any Recipient, the Company or any of their respective representatives have been or will be prepared in good faith based upon reasonable assumptions at the time made. You understand that in arranging and syndicating the Facility, Wells Fargo may use and rely on the Marketing Materials without independent verification thereof and that you will promptly notify us of any changes in circumstances that could be expected to call into question the continued reasonableness of any assumption underlying the Projections. You further agree to update the Marketing Materials as necessary during the syndication process so as to cause the foregoing representations and warranties to continue to be true and correct until the earlier of (a) the date that is 90 days after the Closing Date and (b) a Successful Syndication (as defined in the Fee Letter).

Before distribution of any Marketing Materials (a) to prospective lenders that do not wish to receive Material Non-Public Information concerning the Company, its respective affiliates or its securities (such lenders, “Public Lenders;” all other lenders, “Private Lenders”), you agree (and you agree to cause the Company) to provide Wells Fargo with a customary letter authorizing the dissemination of the Public Information Materials and confirming the absence of Material Non-Public Information therein and (b) to prospective Private Lenders, you agree (and you agree to cause the Company) to provide Wells Fargo with a customary letter authorizing the dissemination of those materials. In addition, at our request, you and the Company will identify Public Information Materials by clearly and conspicuously marking the same as “PUBLIC.” You agree (and you agree to cause the Company to agree) that Wells Fargo may distribute the following documents to all prospective lenders, unless you advise Wells Fargo in writing (including by email) within a reasonable time prior to their intended distributions that such material should only be distributed to prospective Private Lenders: (i) administrative materials for prospective lenders such as lender meeting invitations and funding and closing memoranda, and (ii) other materials intended for prospective lenders after the initial distribution of the Marketing Materials, including drafts and final versions of the definitive documentation for the Facility. If you advise Wells Fargo that any of the foregoing items should be distributed only to Private Lenders, then Wells Fargo agrees not to distribute such materials to Public Lenders without your prior written consent (including by email).

To ensure an orderly and effective syndication of the Facility you agree that (a) from the date hereof until the earlier of the completion of a Successful Syndication (as defined in the Fee Letter) and 90 days following the Closing Date, you will not, and will not permit any of your affiliates to, and will cause the Company not to, syndicate or issue, attempt to syndicate or issue, announce or authorize the announcement of the syndication or issuance of, or engage in discussions concerning the syndication or issuance of, any debt facility, or debt or preferred equity security of the Company, or any of its respective subsidiaries (other than the syndication of the Facility as contemplated hereby), including any renewals or refinancings of any existing debt facility, without the prior written consent of Wells Fargo and PNC, and (b) it is a condition to Wells Fargo’s commitments hereunder that Wells Fargo shall have a period (commencing on the date after delivery of the final Marketing Materials and the hosting of the Lender Meeting) of not less than 30 consecutive days prior to the Closing Date to seek to syndicate the Facility.

ANNEX C

Indemnification Provisions

Capitalized terms used herein shall have the meanings ascribed to them in the commitment letter, dated December 8, 2019 (the “Commitment Letter”) addressed to Monocle Acquisition Corporation and Monocle Holdings Inc. (each an “Indemnifying Party” and collectively, the “Indemnifying Parties”) from Wells Fargo Bank, N.A. and PNC Bank, National Association.

To the fullest extent permitted by applicable law, each Indemnifying Party, jointly and severally, agrees that it will indemnify, defend, and hold harmless each of the Indemnified Persons from and against (i) any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, (ii) any and all actions, suits, proceedings and investigations in respect thereof, and (iii) any and all reasonable and documented legal or other costs, expenses or disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the reasonable and documented costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, proceeding or investigation (whether or not in connection with litigation in which any of the Indemnified Persons is a party) and including, without limitation, any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, resulting from any act or omission of any of the Indemnified Persons), directly or indirectly, caused by, relating to, based upon, arising out of or in connection with (a) the Transactions or (b) the Commitment Letter or the Facility; provided, however, such indemnity agreement shall not apply to any portion of any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense or disbursement of an Indemnified Person to the extent (A) it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of such Indemnified Person or material breach of this Commitment Letter by such Indemnified Person or (B) arising from a dispute solely among the Indemnified Persons, other than any dispute or action relating to an Indemnified Person in its capacity as an agent, arranger or similar role under this Commitment Letter or the Facility.

These Indemnification Provisions shall be in addition to any liability which any Indemnifying Party may have to the Indemnified Persons.

If any action, suit, proceeding or investigation is commenced, as to which any of the Indemnified Persons proposes to demand indemnification, it shall notify the Indemnifying Parties with reasonable promptness; provided, however, that any failure by any of the Indemnified Persons to so notify the Indemnifying Parties shall not relieve the Indemnifying Parties from their obligations hereunder. Wells Fargo, on behalf of the Indemnified Persons, shall have the right to retain counsel of its choice to represent the Indemnified Persons, and the Indemnifying Parties shall pay the fees, expenses, and disbursement of such counsel, and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Indemnifying Parties and any counsel designated by the Indemnifying Parties. The Indemnifying Parties shall, jointly and severally, be liable for any settlement of any claim against any of the Indemnified Persons made with any Indemnifying Party’s written consent, which consent shall not be unreasonably withheld. Without the prior written consent of Wells Fargo and PNC, no Indemnifying Party shall settle or compromise any claim, permit a default or consent to the entry of any judgment in respect thereof.

In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these Indemnification Provisions is made but is found by a judgment of a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Indemnifying Parties, on the one hand, and the Indemnified Persons, on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements to which the Indemnified Persons may be subject in accordance with the relative benefits received by the Indemnifying Parties, on the one hand, and the Indemnified Persons, on the other hand, and also the relative fault of the Indemnifying Parties, on the one hand, and the Indemnified Persons collectively and in the aggregate, on the other hand, in connection with the statements, acts or omissions which resulted in such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any other person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, none of the Indemnified Persons shall be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by such Indemnified Person pursuant to the Commitment Letter.

Neither expiration nor termination of the Commitment Parties’ commitments under the Commitment Letter or funding or repayment of the loans under the Facility shall affect these Indemnification Provisions which shall remain operative and continue in full force and effect; provided, however, upon the execution and delivery of the Loan Documents the indemnification provisions of such Loan Documents shall supersede these Indemnification Provisions which shall be deemed terminated at such time.

ANNEX D

(a)                IN THE EVENT ANY LEGAL PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA (THE "COURT") BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY CLAIM AND THE JURY TRIAL WAIVER SET FORTH IN THE COMMITMENT LETTER IS NOT ENFORCEABLE IN SUCH PROCEEDING, THE PARTIES HERETO AGREE AS FOLLOWS:

(i)                   WITH THE EXCEPTION OF THE MATTERS SPECIFIED IN SUBCLAUSE (ii) BELOW, ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS COMMITMENT LETTER OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A "CLAIM") CLAIM SHALL BE DETERMINED BY A GENERAL REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1. THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE. VENUE FOR THE REFERENCE PROCEEDING SHALL BE IN THE COUNTY OF LOS ANGELES, CALIFORNIA.

(ii)                   THE FOLLOWING MATTERS SHALL NOT BE SUBJECT TO A GENERAL REFERENCE PROCEEDING: (A) NON-JUDICIAL FORECLOSURE OF ANY SECURITY INTERESTS IN REAL OR PERSONAL PROPERTY, (B) EXERCISE OF SELF-HELP REMEDIES (INCLUDING SET-OFF OR RECOUPMENT), (C) APPOINTMENT OF A RECEIVER, AND (D) TEMPORARY, PROVISIONAL, OR ANCILLARY REMEDIES (INCLUDING WRITS OF ATTACHMENT, WRITS OF POSSESSION, TEMPORARY RESTRAINING ORDERS, OR PRELIMINARY INJUNCTIONS). THIS GENERAL REFERENCE AGREEMENT DOES NOT LIMIT THE RIGHT OF ANY PARTY TO EXERCISE OR OPPOSE ANY OF THE RIGHTS AND REMEDIES DESCRIBED IN CLAUSES (A) - (D) AND ANY SUCH EXERCISE OR OPPOSITION DOES NOT WAIVE THE RIGHT OF ANY PARTY TO PARTICIPATE IN A REFERENCE PROCEEDING PURSUANT TO THIS GENERAL REFERENCE AGREEMENT WITH RESPECT TO ANY OTHER MATTER.

(iii)                   UPON THE WRITTEN REQUEST OF ANY PARTY, THE PARTIES SHALL SELECT A SINGLE REFEREE, WHO SHALL BE A RETIRED JUDGE OR JUSTICE. IF THE PARTIES DO NOT AGREE UPON A REFEREE WITHIN 10 DAYS OF SUCH WRITTEN REQUEST, THEN, ANY PARTY SHALL HAVE THE RIGHT TO REQUEST THE COURT TO APPOINT A REFEREE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 640(B). THE REFEREE SHALL BE APPOINTED TO SIT WITH ALL OF THE POWERS PROVIDED BY LAW. PENDING APPOINTMENT OF THE REFEREE, THE COURT SHALL HAVE THE POWER TO ISSUE TEMPORARY OR PROVISIONAL REMEDIES.

(iv)                   EXCEPT AS EXPRESSLY SET FORTH IN THIS GENERAL REFERENCE AGREEMENT, THE REFEREE SHALL DETERMINE THE MANNER IN WHICH THE REFERENCE PROCEEDING IS CONDUCTED INCLUDING THE TIME AND PLACE OF HEARINGS, THE ORDER OF PRESENTATION OF EVIDENCE, AND ALL OTHER QUESTIONS THAT ARISE WITH RESPECT TO THE COURSE OF THE REFERENCE PROCEEDING. ALL PROCEEDINGS AND HEARINGS CONDUCTED BEFORE THE REFEREE, EXCEPT FOR TRIAL, SHALL BE CONDUCTED WITHOUT A COURT REPORTER, EXCEPT WHEN ANY PARTY SO REQUESTS A COURT REPORTER AND A TRANSCRIPT IS ORDERED, A COURT REPORTER SHALL BE USED AND THE REFEREE SHALL BE PROVIDED A COURTESY COPY OF THE TRANSCRIPT. THE PARTY MAKING SUCH REQUEST SHALL HAVE THE OBLIGATION TO ARRANGE FOR AND PAY THE COSTS OF THE COURT REPORTER, PROVIDED THAT SUCH COSTS, ALONG WITH THE REFEREE'S FEES, SHALL ULTIMATELY BE BORNE BY THE PARTY WHICH DOES NOT PREVAIL, AS DETERMINED BY THE REFEREE.

(v)                   THE REFEREE MAY REQUIRE ONE OR MORE PREHEARING CONFERENCES. THE PARTIES HERETO SHALL BE ENTITLED TO DISCOVERY, AND THE REFEREE SHALL OVERSEE DISCOVERY IN ACCORDANCE WITH THE RULES OF DISCOVERY, AND SHALL ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE IN PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA.

(vi)                  THE REFEREE SHALL APPLY THE RULES OF EVIDENCE APPLICABLE TO PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA AND SHALL DETERMINE ALL ISSUES IN ACCORDANCE WITH CALIFORNIA SUBSTANTIVE AND PROCEDURAL LAW. THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF AND RULE ON ANY MOTION WHICH WOULD BE AUTHORIZED IN A TRIAL, INCLUDING MOTIONS FOR DEFAULT JUDGMENT OR SUMMARY JUDGMENT. THE REFEREE SHALL REPORT HIS OR HER DECISION, WHICH REPORT SHALL ALSO INCLUDE FINDINGS OF FACT AND CONCLUSIONS OF LAW. THE REFEREE SHALL ISSUE A DECISION AND PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE, SECTION 644, THE REFEREE'S DECISION SHALL BE ENTERED BY THE COURT AS A JUDGMENT IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. THE FINAL JUDGMENT OR ORDER FROM ANY APPEALABLE DECISION OR ORDER ENTERED BY THE REFEREE SHALL BE FULLY APPEALABLE AS IF IT HAS BEEN ENTERED BY THE COURT.

THE PARTIES RECOGNIZE AND AGREE THAT ALL CLAIMS RESOLVED IN A GENERAL REFERENCE PROCEEDING PURSUANT HERETO WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE, EACH PARTY HERETO KNOWINGLY AND VOLUNTARILY AND FOR THEIR MUTUAL BENEFIT AGREES THAT THIS REFERENCE PROVISION SHALL APPLY TO ANY DISPUTE BETWEEN THEM THAT ARISES OUT OF OR IS RELATED TO THE COMMITMENT LETTER.

TERM SHEET

This Term Sheet is part of the commitment letter, dated December 8, 2019 (the “Commitment Letter”), addressed to Monocle Acquisition Corporation and Monocle Holdings Inc. by Wells Fargo Bank, N.A. (“Wells Fargo”) and PNC Bank, National Association (“PNC”) and is subject to the terms and conditions of the Commitment Letter. Capitalized terms used herein and the accompanying Annexes shall have the meanings set forth in the Commitment Letter unless otherwise defined herein.

Borrower:	Newco, AerSale, Inc. and AerSale’s subsidiaries party to the Existing Credit Agreement as borrowers (the “Company” or the “Borrower”).
Guarantors:	Newco’s subsidiaries that are not part of the Borrower and AerSale Corp. (“Parent”) and all of Parent’s present and future subsidiaries (other than Excluded Subsidiaries as defined in the Existing Credit Agreement). Such Guarantors, together with Borrower, each a “Loan Party” and collectively, the “Loan Parties”.
Lenders and Agent:	Wells Fargo, PNC and such other lenders (the “Lenders”) as Agent elects to include within the syndicate subject to the consent of the Company as set forth in the Existing Credit Agreement. Wells Fargo shall be the sole administrative and collateral agent for the Lenders (in such capacity, the “Agent”).
Joint Lead Arrangers and Bookrunners:	Wells Fargo and PNC (in such capacities, “Joint Lead Arrangers”).
Facility:

A senior secured revolving credit facility (the “Facility” or the “Revolver”).

Advances under the Revolver (“Advances”) will be available up to a maximum amount outstanding at any one time of $150,000,000 (the “Maximum Revolver Amount”). In addition, the amount of the Advances plus Letters of Credit shall not, at any time, exceed the Borrowing Base (as hereinafter defined).

Accordion:	The Borrower may, subject to terms and conditions to be agreed, request that the Lenders increase their commitments in respect of the Facility or that additional Lenders provide commitments in respect of the Facility by an amount up to $50,000,000 in the aggregate, of which, all or a portion thereof may be in the form of a “FILO” facility; provided, that, no Lender shall have any obligation to increase its commitments in respect of the Revolver. The lenders under the “FILO” facility shall enter into an intercreditor agreement or agreement among lenders with the Lenders in form and substance satisfactory to the Joint Lead Arrangers.

Monocle Acquisition Corporation
Monocle Holdings Inc.

December 8, 2019

Borrowing Base:

“Borrowing Base” shall mean:

(a) 85% of the amount of Eligible Accounts (as defined in the Existing Credit Agreement), less the amount, if any, of the Dilution Reserve (as defined in the Existing Credit Agreement), plus

(b) the least of (i) $30,000,000, (ii) the product of 35% multiplied by the NOLV of Eligible Whole Aircraft Collateral (as defined in the Existing Credit Agreement) as such NOLV is identified in the most recent Acceptable Appraisal of Whole Aircraft (as defined in the Existing Credit Agreement) at such time, and (iii) 45% of the gross book costs of Eligible Whole Aircraft Collateral at such time, plus

(c) the least of (i) the product of 65% multiplied by the NOLV of Eligible Parts (as defined in the Existing Credit Agreement) at such time as such NOLV is identified in the most recent Acceptable Appraisal (as defined in the Existing Credit Agreement) of Parts (as defined in the Existing Credit Agreement) at such time, (ii) the gross book costs of Eligible Parts at such time, and (iii) the product of 50% multiplied by the amount of the Maximum Revolver Amount, plus

(d) the product of 75% multiplied by the NOLV of Eligible Whole Engine Collateral (as defined in the Existing Credit Agreement) (other than Eligible Off-Lease Whole Engine Collateral (as defined in the Existing Credit Agreement)) as such NOLV is identified in the most recent Acceptable Appraisal of Whole Engines (as defined in the Existing Credit Agreement) at such time, plus

(e) the lesser of (i) $15,000,000 and (ii) the product of 75% multiplied by the NOLV of Eligible Off-Lease Whole Engine Collateral (as defined in the Existing Credit Agreement) as such NOLV is identified in the most recent Acceptable Appraisal of Whole Engines at such time, minus

(f) the Conditional Fixed Charge Coverage Ratio Availability Block (as defined in the Existing Credit Agreement), minus

(g) the aggregate amount of Reserves (as defined in the Existing Credit Agreement), if any, established by Agent from time to time consistent with the terms of the Existing Credit Agreement.

It is understood and agreed that prior to the Closing Date there shall be no modification to the Existing Credit Agreement to change the provisions thereof with respect to the implementation of Reserves (as defined in the Existing Credit Agreement).

Monocle Acquisition Corporation
Monocle Holdings Inc.

December 8, 2019

Letter of Credit Subfacility:	Under the Revolver, Borrower will be entitled to request that Agent issue letters of credit (each, a “Letter of Credit”) in an aggregate amount not to exceed $10,000,000 at any one time outstanding. The aggregate undrawn face amount of outstanding Letters of Credit will be reserved against the credit availability created under the Borrowing Base and the Maximum Revolver Amount.
Optional Prepayment:	The Advances may be prepaid in whole or in part from time to time without penalty or premium. The Revolver commitments may be reduced from time to as set forth in the Existing Credit Agreement, without penalty or premium. The Facility may be prepaid and the commitments terminated in whole at any time upon 5 business days prior written notice.
Use of Proceeds:	To (i) refinance and/or rearrange certain of Borrower’s existing indebtedness owed to the lenders under the Existing Credit Agreement, (ii) fund fees and expenses associated with the Facility and the Transactions, and (iii) finance the ongoing general corporate needs of Borrower. In addition, the proceeds will be used to finance a portion of the consideration payable in connection with the consummation of the Acquisition.
Fees and Interest Rates:	As set forth on Annex A-I.
Term:	Four years from the Closing Date (“Maturity Date”).
Collateral:	A first priority perfected security interest (a) in substantially all of the Loan Parties’ now owned and hereafter acquired property and assets and all proceeds and products thereof, subject to Permitted Liens (as defined in the Existing Credit Agreement), and (b) in all of the stock (or other ownership interests in) of each Loan Party (other than Parent) and all proceeds and products thereof; provided that only 65% of the stock of (or other ownership interests in) CFCs not joined to the Facility documentation as a Loan Party will be required to be pledged if the pledge of a greater percentage would result in material adverse tax consequences. The extent of the Collateral shall be substantially as set forth in the “Loan Documents” as defined in the Existing Credit Agreement; provided, that, the Loan Parties shall be entitled to releases of Collateral to the extent permitted below in the second proviso under the caption “Negative Covenants”.

Monocle Acquisition Corporation
Monocle Holdings Inc.

December 8, 2019

Collection:	The Loan Parties will direct all of their customers to remit all collections to deposit accounts that are subject to control agreements among the Loan Parties, Agent, and a depository bank that is satisfactory to Agent. During a Cash Dominion Period (as defined in the Amended and Restated Guaranty and Security Agreement, dated as of July 20, 2018 by the Loan Parties signatory thereto in favor of Agent (the “Existing Guaranty and Security Agreement”), the Agent shall have full dominion over all collections and cash will be swept against the Advances on a daily basis at all times.
Bank Products:	The Loan Parties shall be required to maintain their primary depository and treasury management relationships with Wells Fargo or one of its affiliates.
Documentation Considerations:	It is anticipated that the Facility would be effected by an amendment and restatement of the Existing Credit Agreement, which shall include an assignment of certain rights under the Existing Credit Agreement to Newco, who shall authorize the amendment and restatement of the Existing Credit Agreement, and drawing of the advance to be made on the Closing Date, with a subsequent assumption, effective upon the occurrence of the Acquisition, by the existing Loan Parties of all obligations in respect of such advance and ratification by the existing Loan Parties of the amendment and restatement of the Existing Credit Agreement. Unless otherwise agreed to by the Borrower and the Agent, matters not specifically addressed herein will be substantially consistent with the Existing Credit Agreement, subject to mutually agreeable modifications as necessary to account for the transactions contemplated herein, changes in applicable law and Lenders’ internal policies (the foregoing provisions set forth under this clause being referred to as the “Documentation Considerations”).

Monocle Acquisition Corporation
Monocle Holdings Inc.

December 8, 2019

Representations and Warranties:	Subject to the Documentation Considerations, the credit agreement governing the Facility will include such representations and warranties as are included in the Existing Credit Agreement, subject to updated schedules as necessary to make the representations and warranties accurate on the Closing Date.

Affirmative Covenants:	Subject to the Documentation Considerations, the credit agreement governing the Facility will include such affirmative covenants as are included in the Existing Credit Agreement.

Negative Covenants:	Subject to the Documentation Considerations, the credit agreement governing the Facility will include such negative covenants as are included in the Existing Credit Agreement; provided, that, the definition of “Payment Conditions” shall be modified to (a) increase the required Average Excess Availability (as defined in the Existing Credit Agreement) to $37,500,000 and (b) require pro forma compliance with a senior leverage ratio of no more than 4.5x, in addition to the other requirements set forth therein; and provided, further, that the Loan Parties shall be entitled to incur up to $30 million of secured indebtedness, the collateral for which is property not included in the Borrowing Base solely as a result of any such collateral being ineligible because of the jurisdiction in which it is located, which collateral the Agent shall release from the security interests of the Facility if necessary.

Financial Covenant:	At the end of the first fiscal quarter after the Closing Date and at the end of each quarter thereafter, Parent and Borrower, on a consolidated basis, shall be required to maintain, on a quarterly basis, a minimum Fixed Charge Coverage Ratio (as defined in the Existing Credit Agreement) of not less than 1.25 to 1.00.

Events of Default:	Subject to the Documentation Considerations, the credit agreement governing the Facility will include such events of default as are included in the Existing Credit Agreement and a cross-default to the “FILO” facility (if any).

Conditions Precedent to Closing:	Limited to those in the Commitment Letter under the heading “Conditions” and those conditions precedent set forth on Annex B-I.

Assignments:	After the Closing Date, each Lender shall be permitted to assign its rights and obligations under the Loan Documents, or any part thereof subject to the restrictions set forth in the Existing Credit Agreement. Subject to customary voting limitations, each Lender shall be permitted to sell participations in such rights and obligations, or any part thereof to any person or entity without the consent of Borrower.

Monocle Acquisition Corporation
Monocle Holdings Inc.

December 8, 2019

Governing Law and Forum:	State of New York.
Required Lenders: Counsel to Agent:	As set forth in the Existing Credit Agreement. Holland & Knight LLP

Monocle Acquisition Corporation
Monocle Holdings Inc.

December 8, 2019

Annex A-I

Interest Rates and Fees

Interest Rate Options	Borrower may elect that the loans bear interest at a rate per annum equal to:

(i) the Base Rate plus the Applicable Margin; or

(ii) the LIBOR Rate plus the Applicable Margin.

As used herein:

The “Base Rate” means the greatest of (a) the prime lending rate as announced from time to time by Wells Fargo, (b) the Federal Funds Rate plus ½%, and (c) the one month LIBOR Rate (which rate shall be determined on a daily basis), plus 1%.

The “LIBOR Rate” means the rate per annum as published by ICE Benchmark Administration Limited (or any successor page or other commercially available source as Agent may designate from time to time) 2 business days prior to the commencement of the requested interest period, for a term, and in an amount, comparable to the interest period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrower in accordance with the definitive credit agreement (and, if any such rate is below zero, the LIBOR Rate shall be deemed to be zero), which determination shall be made by Agent and shall be conclusive in the absence of manifest error. The LIBOR Rate shall be available for interest periods of 1, 2, 3 or 6 months.

“Applicable Margin” means, as of any date of determination, the following applicable margins based upon the amount of Excess Availability (as defined in the Existing Credit Agreement) as of the end of each quarter; provided, however, that for the period from the Closing Date through the end of the first fiscal quarter after the Closing Date, the Applicable Margin shall be at Level I:

Monocle Acquisition Corporation
Monocle Holdings Inc.

December 8, 2019

Level	Excess Availability	Applicable Margin in respect of Base Rate Loans under the Revolver	Applicable Margin in respect of LIBOR Rate Loans under the Revolver (the “Revolver LIBOR Margin”)
I	< $50,000,000	2.00%	3.00%
II	> $50,000,000 but < $100,000,000	1.50%	2.50%
III	> $100,000,000	1.00%	2.00%

Interest Payment Dates	In the case of loans bearing interest based upon the Base Rate (“Base Rate Loans”), monthly in arrears.

In the case of Loans bearing interest based upon the LIBOR Rate (“LIBOR Rate Loans”), on the last day of each relevant interest period; provided that the interest for any interest period in excess of 3 months shall be paid in 3 month intervals after the commencement of the applicable interest period and on the last day of such interest period.

Letter of Credit Fees	An amount equal to the Revolver LIBOR Margin per annum times the amount of each Letter of Credit, payable in cash monthly in arrears, plus the charges imposed by the letter of credit issuing bank; provided however, that if the Default Rate is in effect, the Letter of Credit Fee shall be increased by an additional 2.0% per annum.

Default Rate	Automatically at any time when an insolvency related event of default has occurred and is continuing, or upon the direction of the Agent or Required Lenders, and upon written notice by Agent to Borrower at any time when any other event of default has occurred and is continuing, all amounts owing under the Facility shall bear interest at 2.0% per annum above the interest rate otherwise applicable thereto.

Rate and Fee Basis	All per annum rates shall be calculated on the basis of a year of 360 days and the actual number of days elapsed.

Fees:	Certain fees shall be as agreed to by the parties in the Fee Letter.

Monocle Acquisition Corporation
Monocle Holdings Inc.

December 8, 2019

Unused Revolver Fee	A fee in an amount equal to 0.375% per annum times the unused portion of the Revolver shall be due and payable monthly in arrears.

Field Exam and Valuation Examination Fees:	Borrower will be required to pay (a) a fee of $1,000 per day, per field examiner, plus reasonable out-of-pocket expenses for each financial field exam of the Loan Parties performed by personnel, employed by the Agent, and (b) the actual charges paid or incurred by Agent if it elects to employ the services of one or more third persons to appraise the Collateral, or any portion thereof, or to assess Borrower’s or its subsidiaries' business valuation; provided, however, that so long as no event of default shall have occurred and be continuing, and except for field exams and appraisals conducted in connection with a proposed Permitted Acquisition (as defined in the Existing Credit Agreement), whether or not consummated, Borrower shall not be obligated to reimburse for more than (a) 1 field exam during any calendar year (increasing to 2 field exams in such calendar year if an Increased Appraisal Event (as defined in the Existing Credit Agreement) has occurred during such calendar year) or (b) 1 physical appraisal (increasing to 2 physical appraisals in such calendar year if an Increased Appraisal Event has occurred during such calendar year) and 2 desktop appraisals. Consistent with the Existing Credit Agreement, regardless of the limitations on reimbursements by the Borrower for appraisals, Agent shall be permitted to obtain appraisals at its own cost without limitation as to the number of appraisals conducted in any one year.

Monocle Acquisition Corporation
Monocle Holdings Inc.

December 8, 2019

Annex B-I

The availability of the Facility is subject to the satisfaction of the conditions set forth in the Commitment Letter under the heading “Conditions” and each of the following conditions precedent:

(a)                Subject to the Certain Funds Provisions, delivery of the Loan Documents duly executed by the Loan Parties including, without limitation, amendments and restatements of, or amendments to, the Loan Documents (as defined in the Existing Credit Agreement) and receipt of other documentation customary for transactions of this type including legal opinions, officers’ certificates, and instruments necessary to perfect the Agent’s first priority security interest in the Collateral;

(b)                Without limiting the foregoing, (i) as of the Closing Date, the Loan Parties shall be in compliance, in all material respects, with the Perfection Requirements (as defined in the Existing Guaranty and Security Agreement) (or, if applicable, the Limited Perfection Requirements (as defined in the Existing Guaranty and Security Agreement)) with respect to all Collateral contemplated to be in the Borrowing Base and (ii) on the Closing Date, if required by the Agent in its Permitted Discretion, (A) the Guaranty and Security Agreement and each Mortgage and Collateral Assignment of Lease pertaining to Whole Aircraft or Whole Engines, shall be amended to confirm that the obligations secured thereby include all Obligations arising under the Facility (collectively, the “Updating Amendments”), (B) the Updating Amendments with respect to FAA Registry Aircraft and FAA Registry Engines shall be filed with the FAA Registry, and (C) registrations with the respect to the Updating Amendments shall be filed with the Cape Town Registry;

(c)                With respect to each Loan Party, receipt of customary evidence of corporate authority (including copies of governing documents certified as of a recent date by the appropriate governmental official and certified copies of material agreements) and certificates of status issued as of a recent date by the jurisdictions of organization of each Loan Party, all in form and substance reasonably satisfactory to Agent;

(d)                With respect to any new Loan Parties and new members of senior management and key principals, to the extent requested at least fifteen business days prior to the Closing Date, receipt by the Lenders at least ten business days prior to the Closing Date, of all documentation and information necessary for the completion of (i) Patriot Act searches, OFAC/PEP searches and customary individual background checks for such Loan Parties and (ii) OFAC/PEP searches and customary individual background checks for such new members of senior management and key principals, the results of which are satisfactory to the Lenders;

(e)                The Loan Parties shall, on a pro forma basis after giving effect to the Acquisition and the other transactions contemplated herein, be in compliance with the financial covenant set forth in the Term Sheet;

(f)                 Minimum Excess Availability (as defined in the Existing Credit Agreement) under the Revolver, after giving effect to the initial use of proceeds (including the payment of all fees and expenses), of not less than $35,000,000;

Monocle Acquisition Corporation
Monocle Holdings Inc.

December 8, 2019

(g)                The following transactions shall have occurred prior to or concurrently with the initial extension of credit under the Facility:

  (i)                  The definitive agreement relative to the Acquisition (including schedules thereto) and all other all documentation associated with the Acquisition (collectively, the “Acquisition Documentation”) shall be substantially in the form of such documentation delivered to Agent prior to the execution and delivery of the Commitment Letter or subject to subsequent amendments or modifications thereto that are not materially adverse to the interests of the Lenders unless consented to by the Joint Lead Arrangers; and

  (ii)                 The Acquisition shall have been consummated pursuant to the Acquisition Documentation and in accordance with all applicable requirements of law;

(h)                All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated;

(i)                 The Acquisition Agreement Representations and the Specified Representations shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof) on the Closing Date; and

(j)                 All costs, fees and expenses contemplated hereby or in the Fee Letter due and payable on the Closing Date to Agent, Commitment Parties and/or Lenders in respect of the Transactions shall have been paid, as to costs and expenses to the extent invoiced at least one business day prior to the Closing Date.